EXHIBIT 5.1

                                  ADORNO & YOSS
                           A PROFESSIONAL ASSOCIATION

                      700 SOUTH FEDERAL HIGHWAY, SUITE 200
                            BOCA RATON, FLORIDA 33432
                            TELEPHONE (561) 393-5660
                                 www.adorno.com
                            Facsimile (561) 338-8698



The Singing Machine Company, Inc.
6601 Lyons Road
Building A-7
Coconut Creek FL 33073

         Re: Post Effective Amendment No. 1 to Registration Statement on
             Form S-8 (the "Registration Statement");
             The Singing Machine Company, Inc. (the "Company")
             Year 2001 Stock Option Plan, As Amended
             (the "Plan")

Ladies and Gentlemen:

         We refer to the Registration Statement on Post Effective Amendment
No. 1 on Form S-8 (the "Registration Statement") to be filed by the Company under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to an aggregate of 1,950,000 shares of common stock of the Company to be issued as stock awards and/or upon the exercise of options granted or to be granted under the Plan.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation, By-Laws, the Plan and various other agreements and corporate minutes provided to us by the Company and such other documents and instruments as we deemed necessary. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and we express no opinion thereon.




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         Subject to and in reliance upon the foregoing, we are of the opinion that the Shares to be issued as stock awards and/or upon exercise of options granted or to be granted under the Plan, when issued in accordance with the terms thereof, will be validly issued, fully paid and non-assessable. We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                                     Very truly yours,

                                                     /s/ Adorno & Yoss, P.A.



Date: April 19, 2004